UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FLUOR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0927079
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6700 Las Colinas Blvd. Irving, Texas (Address of principal executive offices)	75039 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered

1.750% Senior Notes due 2023	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-205965

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Fluor Corporation (the “Corporation”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a prospectus supplement dated March 14, 2016 (the “Prospectus Supplement”) to a Prospectus dated July 30, 2015 contained in the Corporation’s effective Registration Statement on Form S-3ASR (Registration No. 333-205965), which Registration Statement was filed with the Securities and Exchange Commission on July 30, 2015 (the “Prospectus”), relating to the securities to be registered hereunder.  The Corporation incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” in the Prospectus Supplement and “Description of the Debt Securities” in the Prospectus.

Item 2.  Exhibits.

Exhibit Number	Description

4.1

Senior Debt Securities Indenture between Fluor Corporation and Wells Fargo Bank, National Association, as trustee, dated as of September 8, 2011 (incorporated by reference to Exhibit 4.3 to the registrant’s Current Report on Form 8-K filed on September 8, 2011).

4.2

Second Supplemental Indenture between Fluor Corporation and Wells Fargo Bank, National Association, as trustee, dated as of June 22, 2012 (incorporated by reference to Exhibit 4.2 to the registrant’s Form S-3ASR filed on June 22, 2012).

4.3

Fourth Supplemental Indenture between Fluor Corporation, Wells Fargo Bank, National Association, as trustee, and Citibank, N.A., London Branch, as paying agent, dated as of March 21, 2016 (incorporated by reference to Exhibit 4.3 to the registrant’s Current Report on Form 8-K filed on March 21, 2016).

4.4	Form of 1.750% Senior Notes due 2023 (incorporated herein by reference to Exhibit 1.1 to the registrant’s Current Report on Form 8-K filed on March 15, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FLUOR CORPORATION

By:	/s/ Carlos M. Hernandez
Carlos M. Hernandez
Chief Legal Officer and Secretary

Date:  March 21, 2016